Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 31, 2012, is by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "Borrower"), the Guarantors party hereto (the "Guarantors"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the "Administrative Agent") and each Lender party hereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors from time to time party thereto, certain banks and financial institutions from time to time party thereto (the "Lenders") and the Administrative Agent are parties to that certain Credit Agreement dated as of June 7, 2011 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the "Credit Agreement");

WHEREAS, the Credit Parties have requested that the Administrative Agent and the Required Lenders amend the Credit Agreement as provided herein; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
 AMENDMENTS TO CREDIT AGREEMENT

As of the Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1            Amendments to Section 1.1.

(a)            The definition of "Convertible Notes" in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

"Convertible Notes" mean, collectively, the Existing Convertible Notes and the Additional Convertible Notes.

(b)            The definition of "Convertible Note Documents" in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

"Convertible Note Documents" means, collectively, the Existing Convertible Note Documents and the Additional Convertible Note Documents.

(c)            The definition of "Springing Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting all references to "Convertible Notes" therein and replacing such references with "Existing Convertible Notes", (ii) deleting all references to "October 11, 2013" therein and replacing such references with "October 15, 2013", (iii) deleting the reference to "Exhibit I" therein and replacing such reference with "Exhibit J"; and (iv) adding the following provision to the end of such definition:

For the avoidance of doubt, in the event that the amount outstanding under the Existing Convertible Notes has been reduced to less than $25,000,000 this Springing Maturity Date will be of no further force and effect for all purposes of this Agreement.   Notwithstanding the terms of this definition to the contrary, for the purposes of determining the amount of Convertible Notes outstanding as of a certain date as required by clauses (a) and (b) above and the immediately preceding sentence, the amount of outstanding Existing Convertible Notes as of such date will be reduced on a dollar for dollar basis by the amount on deposit in the Convertible Notes Escrow Account as of such date.

(d)            The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

"Additional Convertible Notes" means any debt securities issued by the Borrower in accordance with Section 9.3(j)(II) hereof the terms of which provide for conversion into Capital Stock, cash or a combination thereof so long as the conditions to conversion thereof are reasonably satisfactory to the Administrative Agent (provided that it is acknowledged that conditions to conversion that are substantially similar to the those conditions to conversion applicable to the Existing Convertible Notes are satisfactory to the Administrative Agent), as amended, modified or supplemented from time to time.

"Additional Convertible Note Documents" means the Additional Convertible Notes, the indenture(s) governing the Additional Convertible Notes and all other definitive documents, instruments and agreements relating thereto, in each case as amended, modified and supplemented from time to time.

"Convertible Notes Escrow Account" means any deposit account of the Borrower holding funds in escrow solely for the repayment, repurchase or redemption of amounts outstanding under any Convertible Notes to the extent (i) the escrow terms and documentation are reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall be reasonably satisfied with the arrangements pursuant to which such Convertible Notes will be repaid, repurchased or redeemed with the amounts held in such deposit account.

"Excluded Debt" has the meaning set forth in Section 1.10.

"Existing Convertible Notes" means those certain convertible senior subordinated notes due 2027, issued by the Borrower, as amended, modified, and supplemented, from time to time.

"Existing Convertible Note Documents" means the Existing Convertible Notes, the indenture governing the Existing Convertible Notes and all other definitive documents, instruments and agreements relating thereto, in each case as amended, modified and supplemented from time to time.

1.2            Amendment to Section 1.10.  Section 1.10 of the Credit Agreement is hereby amended by inserting the following new paragraph at the end thereof:

With respect to any Convertible Notes outstanding on any determination date, for purposes of calculating the Consolidated Total Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Senior Secured Leverage Ratio and for purposes of Section 9.15, the amount of any such Convertible Notes outstanding on such date shall be disregarded on a dollar for dollar basis up to the amount of cash deposits in any Convertible Notes Escrow Account (the "Excluded Debt"), and for purposes of calculating the Consolidated Interest Coverage Ratio, the amount of any Consolidated Cash Interest Expense associated with such Excluded Debt shall be disregarded.

1.3            Amendment to Section 9.3(j).  Section 9.3(j) of the Credit Agreement is hereby amended by (i) deleting the phrase "other unsecured Indebtedness (including unsecured Indebtedness incurred in a refinancing or replacement of any Indebtedness)" at the beginning of such clause and replacing it with "(I) other unsecured Indebtedness (including unsecured Indebtedness incurred in a refinancing or replacement of any Indebtedness)" and (II) the Additional Convertible Notes, in each case" and (ii) deleting the phrase "the maturity date" at the beginning of clause (C) of Section 9.3(j) and replacing it with "the scheduled maturity date".

1.4            Amendment to Section 9.6(d)(iii).  Section 9.6(d)(iii) of the Credit Agreement is hereby amended and restated to read as follows:

(iii)            payments made (whether in cash, Capital Stock or any combination thereof) in connection with the exercise of any conversion rights by the holders of the Convertible Notes in accordance with the terms of the Convertible Note Documents.

1.5            Amendment to Section 9.11(a).  Section 9.11(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a)            (I) Amend or modify any of the terms of any of the Existing Convertible Note Documents if such amendment or modification would add or change any terms in a manner that, taken as a whole, is materially adverse to the Borrower or any of its Subsidiaries (including, without limitation, any amendment or modification that would (i) shorten the final maturity or average life to maturity, (ii) require any payment to be made sooner than originally scheduled (including in connection with a conversion) or increase the interest rate applicable thereto or (iii) modify the method of calculating the amount payable upon the optional or mandatory redemption of, or the conversion of, the Existing Convertible Notes from the method contained in the Existing Convertible Note Documents); or (II) amend or modify any terms of any of the Additional Convertible Note Documents if such amendment or modification would add or change any terms related to the amount or timing of any cash payment to be made by the Borrower with respect thereto in a manner that, taken as a whole, is materially adverse to the Borrower or any of its Subsidiaries (including, without limitation, any amendment or modification that would (i) shorten the final maturity or average life to maturity, (ii) require any payment to be made sooner than originally scheduled (including in connection with a conversion) or increase the interest rate applicable thereto or (iii) modify the method of calculating the amount payable upon the optional or mandatory redemption of, or the conversion of, the Additional Convertible Notes from the method contained in the Additional Convertible Note Documents);but excluding in each case for clauses (I) and (II) above any amendment or modification required by the Convertible Note Documents that would not require the consent of any holder of Convertible Notes under the Convertible Note Documents;

1.6            Amendment to Sections 9.11(b) and (c).  Sections 9.11(b) and (c) of the Credit Agreement are hereby amended by (i) deleting all references to "Convertible Notes" therein and replacing such references with "Existing Convertible Notes" and (ii) deleting all references to "Convertible Note Documents" therein and replacing such references with "Existing Convertible Note Documents"

1.7            Amendment to Section 10.1(e)(i).  Section 10.1(e)(i) of the Credit Agreement is hereby amended to insert the following proviso at the end of subclause (B) thereof:

; provided that the occurrence of any scheduled repurchase date for the Convertible Notes or any event allowing holders of the Convertible Notes to exercise their right to convert, in each case in accordance with the terms of the Convertible Note Documents, shall not constitute an Event of Default under this clause (i).

1.8            Amendment to Section 10.1(l).  Section 10.1(l) of the Credit Agreement is hereby amended by (i) deleting all references to "Convertible Notes" therein and replacing such references with "Existing Convertible Notes" and (ii) deleting all references to "Convertible Note Documents" therein and replacing such references with "Existing Convertible Note Documents".

1.9            Amendment to Exhibit J.  Exhibit J [Form of Springing Maturity Date Certificate] to the Credit Agreement is hereby amended and restated by deleting such Exhibit J attached thereto and replacing it with Exhibit J attached hereto as Annex I.

ARTICLE II
 CONDITIONS TO EFFECTIVENESS

2.1            Closing Conditions.  This Amendment shall be deemed effective upon the date (the "Amendment Effective Date") when the Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Required Lenders.

ARTICLE III
 MISCELLANEOUS

3.1            Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2            Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)            It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)            This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)            No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) filings with the United States Securities and Exchange Commission pursuant to applicable Requirements of Law.

(d)            The representations and warranties set forth in the Loan Documents are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)            After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)            The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)            Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3            Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4            Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5            Expenses.  The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment in accordance with Section 12.3 of the Credit Agreement.

3.6            Further Assurances.  The Credit Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7            Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8            Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9            No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent's or the Lenders' respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11            Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12            General Release.  In consideration of the willingness of the Administrative Agent and certain of the Lenders to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Issuing Lender, the Swingline Lender, the Lenders and the Administrative Agent's, the Issuing Lender's, the Swingline Lender's, and the Lenders' respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the "Bank Group"), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group arising out of the Loan Documents on or prior to the date hereof.

3.13            Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

CHAR1\1284331v7
ORBITAL SCIENCES CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                                                                            ORBITAL SCIENCES CORPORATION

By:                  /s/ Michael R. Williams
Name: Michael R. Williams
Title:   Senior Vice President and Treasurer

GUARANTOR:                                                                            ORBITAL INTERNATIONAL LLC

By:                  /s/ Michael R. Williams
Name: Michael R. Williams
Title:   Senior Vice President and Treasurer

ORBITAL SCIENCES CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:            /s/ Scott Santa Cruz
Name: Scott Santa Cruz
Title:   Managing Director

ORBITAL SCIENCES CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:                                                                      CITIBANK, N.A.

By:            _/s/ Paul Burroughs__________________
Name:             Paul Burroughs
Title:             Managing Director

ORBITAL SCIENCES CORPORATION
FIRST AMENDMENT TO CREDIT AGREEMENT
LENDER:                                                                      BANK OF AMERICA, N.A.

By:            /s/ Monica Sevila
Name:             Monica Sevila
Title:             Senior Vice President

LENDER:                                                                      PNC BANK, NATIONAL ASSOCIATION

By:            /s/ Douglas T. Brown
Name:            Douglas T. Brown
Title:            Senior Vice President

LENDER:                                                                      SOVEREIGN BANK

By:            /s/ James R. Riley
Name:            James R. Riley
Title:            Senior Vice President

LENDER:                                                                      BRANCH BANKING AND TRUST COMPANY

By:            /s/ Bradley B. Sands
Name:            Bradley B. Sands
Title:            Assistant Vice President

LENDER:                                                                      COMERICA BANK

By:            /s/ Blake Arnett
Name:            Blake Arnett
Title:            Vice President

LENDER:                                                                      ROYAL BANK OF CANADA

By:            /s/ Richard Smith
Name:            Richard Smith
Title:            Authorized Signatory

LENDER:                                                                      U.S. BANK NATIONAL ASSOCIATION

By:            /s/ Patrick McGraw
Name:            Patrick McGraw
Title:            Vice President

LENDER:                                                                      THE NORTHERN TRUST COMPANY

By:            /s/ Louise Anderson
Name:            Louise Anderson
Title:            Officer